SECOND OMNIBUS AMENDMENT TO CONVERTIBLE NOTES AND RELATED
    SUBSCRIPTION AGREEMENTS OF SCIENCE DYNAMICS CORPORATION ISSUED TO LAURUS
                                MASTER FUND, LTD.


     This Second Omnibus Amendment (this "Amendment"), dated as of February 10, 2005, is entered into by and between SCIENCE DYNAMICS CORPORATION, a Delaware corporation (the "Company") and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus") for the purpose of amended the terms of (i) the Convertible Note, dated August 20, 2001 (as amended, modified or supplemented from time to time, the "August 20, 2001 Note") issued in the initial face amount of
$270,000.00 by the Company to Laurus and the Subscription Agreement related thereto (the "August 2001 Subscription Agreement"), (ii) the Convertible Note, dated February 20, 2002 (as amended, modified or supplemented from time to time, the "February 20, 2002 Note") issued in the initial face amount of $131,500.00 by the Company to Laurus and the Subscription Agreement related thereto (the "February 2002 Subscription Agreement"), (iii) the Convertible Note, dated March 25, 2002 (as amended, modified or supplemented from time to time, the "March 25, 2002 Note") issued in the initial face amount of $147,380.00 by the Company to Laurus and the Subscription Agreement related thereto (the "March 2002 Subscription Agreement"), and (iv) the Convertible Note, dated July 3, 2002 (as amended, modified or supplemented from time to time, the "July 3, 2002 Note" and together with the August 20, 2001 Note, the February 20, 2002 Note and the March 25, 2002 Note, the "Notes", and each, a "Note") issued in the initial face amount of $105,000.00 by the Company to Laurus and the Subscription Agreement related thereto (the "July 2002 Subscription Agreement", and together with the August 2001 Subscription Agreement, the February 2002 Subscription Agreement and the March 2002 Subscription Agreement, the "Subscription Agreements", and each, a "Subscription Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Subscription Agreements and the Notes, as applicable.

     WHEREAS, the Company and Laurus have agreed to make certain changes to the Notes and the Subscription Agreements as set forth herein; and

     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 2.1 of each Note is hereby amended by deleting clause (b) appearing therein in their entirety and inserting the following new Section 2.1(b) in lieu thereof:

          "(b) For purposes hereof, the "Conversion Price" shall mean $0.05.

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     2. Section 9.3 of each Subscription Agreement is hereby amended by deleting the percentage "9.0%" in each instance appearing therein and inserting the percentage "9.8%" in each case in lieu thereof.

Notwithstanding Section 9.3 of each Subscription Agreement, Laurus and the Company hereby agree that multiple conversions may occur on the same Conversion Date provided that Laurus shall not beneficially hold more than 9.8% of the outstanding shares of Common Stock of the Company at any time.

     3. This Amendment shall be effective as of the date of the execution and delivery of this Amendment by each of the Company and Laurus.

     4. Except as specifically set forth in this Amendment, there are no other amendments to the Notes, and all of the other forms, terms and provisions of the Notes shall remain in full force and effect.

     5. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company and/or each of its Subsidiaries, as the case may be, in connection with the Notes are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements have been met.

     6. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


     IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be signed in its name as of this 10th day of February 2005.


                                                   SCIENCE DYNAMICS CORPORATION


                                                     By:/s/ Paul Burgess
                                                       -----------------
                                                     Name: Paul Burgess
                                                     Title: President



                                                     LAURUS MASTER FUND, LTD.


                                                     By:__________________
                                                     Name:
                                                     Title: